UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:(Fiscal Period: December 31, 2005)
(October 12, 2007)

CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

Item 4.02.    Non-Reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Review.

CHDT Corp. reported in Note 14 to its Form 10K-SB for the fiscal year ended December 31, 2006 a correction on the accounting treatment of $175,000 in director’s fees and $30,6000 in payroll tax expense – both items affecting the financial statements for the fiscal year ended December 31, 2005 (“FY2005”).  The result of the corrections was that the current liabilities on the balance sheet  for FY2005 were increased from $573,351 to $717,751 and the resulting net loss on the income statement was increased by $144,400 from $589,171 to $733,571 for FY2005.

Note 14 states in its entirety: “We have  restated  our balance  sheet at December 31, 2005,  and  statements  of operations,  stockholders' equity and cash flows for the year ended December 31, 2005.  The  restatement  impacts the year ended  December 31,  2005,  but has no effect on the financial statements issued in prior fiscal years. The restatement is the result of a correction of an error.  In 2005,  the Company did not accrue $175,000 of directors' fees that had been  authorized,  but not paid at December 31, 2005. The $175,000 was paid in 2006 with the issuance of common stock. Also, the Company had accrued  $30,600 in payroll tax expense on accrued  compensation of  $200,000  that  had  been  paid in  stock at  December  31,  2005,  that was subsequently treated as contract services and not employee services.  The impact of the restatement on the balance sheet was to increase current liabilities from $573,351 to $717,751.  The impact of the  restatement on net loss is an increase of $144,400,  from  $589,171 to $733,571 net of tax for the year ended  December 31, 2005. There was no change in the loss per share.”

Date of Conclusion regarding Corrections to Annual Financial Statements for the Fiscal Year Ending December 31, 2005.  The errors in accounting treatment of the two compensation issues referenced above came to light on March 1, 2007 as a result of the audit work for the fiscal year ending December 31, 2006.

Audit Committee Response: Independent director and audit committee member Jeffrey Guzy has discussed the aforementioned corrections with Robison Hill & Co., the Company’s public auditors.  The conclusion of those discussions was that the errors were the result of Company management misunderstanding inquiries from the public auditors and that misunderstanding resulted in a response to the auditors that produced the two errors in the FY2005 audit. Mr. Guzy and the public auditors also concluded that the Company’s addition of a chief operating officer with financial and accounting experience in early 2007 and the addition of an in-house bookkeeper assisted by a local accountant in early 2007 should help prevent any repeat of the miscommunication between management and the public auditors about such compensation matters and their accounting treatment.

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Restated Financial Statements. The consolidated financial statements for the year ended December 31, 2005 included in the Company’s annual report on Form 10KSB for the year ended December 31, 2005 as filed with the Commission on April 17, 2006 should no longer be relied upon.  The restated consolidated financial statements for the year ended December 31, 2005 were included in the Company’s annual report on Form 10KSB for the year ended December 31, 2006 as filed with the Commission on April 17, 2007.  The Company also intends to file an amended Form 10KSB for the year ended December 31, 2005 to reflect the restatement.

Pursuant to the requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

CHDT CORP.

Date:	October 12, 2007

By:	/s/ Gerry McClinton
Gerry McClinton, Chief Operating Officer

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